Exhibit 99.1

ENDEAVOR COMPLETES ACQUISITION OF SPORTS BETTING COMPANY OPENBET

Complementary acquisition supports Endeavor’s expansion in the sports betting ecosystem

Beverly Hills, CA (September 30, 2022) – Endeavor Group Holdings, Inc. (NYSE: EDR), a global sports and entertainment company (“Endeavor”), today closed its previously announced acquisition of OpenBet, a leading content, platform and service provider to the sports betting industry, from Light & Wonder, Inc. (Nasdaq: LNW) for approximately $800 million paid through a combination of cash ($750 million, subject to certain customary adjustments) and shares of Endeavor’s Class A common stock.

“The addition of OpenBet to our sports betting portfolio will enable us to further capitalize on the massive tailwinds in the fast-evolving sports betting ecosystem and lead the way in defining the future of sports betting entertainment,” said Ariel Emanuel, CEO, Endeavor. “In combination with our IMG ARENA sports data and content business, we’ll look to create and unlock meaningful value for our rights holder and sportsbook customers, helping deliver the most compelling offerings for sports fans globally.”

“We’ve been awaiting this day when we can bring together everything OpenBet has to offer with the depth of expertise and relationships that Endeavor and IMG bring to the table,” said Jordan Levin, CEO, OpenBet. “Our focus remains on providing our customers with the most innovative solutions to give their fans the ultimate sports betting complement to live sports. We couldn’t be more excited to lean into the Endeavor network to accelerate and amplify that mission.”

OpenBet and IMG ARENA will form a fourth operating segment for Endeavor, Sports Data & Technology, beginning January 2023.

OpenBet, with more than 1,000 team members situated across the globe, focuses exclusively on licensed customers and regulated global gaming markets serving a customer base that includes many top-tier sportsbooks such as DraftKings, FanDuel, SkyBet, Ladbrokes and William Hill. OpenBet specializes in betting engine technology, processing billions of bets annually, as well as trading, pricing and risk management tools; player account and wallet solutions; innovative front-end UX and UI; and content offerings such as BetBuilder, DonBest pricing feeds and an industry-first sports content aggregation platform.

IMG ARENA works with more than 470 leading sportsbook brands, leagues and federations worldwide to deliver official FastPath live streaming video and data feeds for more than 45,000 sports events annually. Additional expertise includes the creation and delivery of some of the world’s best, second-screen sports content, as well as virtual and mobile sports-specific betting products for fans.

The Raine Group acted as exclusive financial advisor to Endeavor on the transaction. Latham & Watkins LLP acted as legal advisor to Endeavor.

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About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate to matters of historical fact should be considered forward-looking statements, including the expected benefits from Endeavor’s acquisition of OpenBet and Endeavor’s new operating segment. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “will,” “potential” or, in each case, their negative, or other variations or comparable terminology and expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: Endeavor’s potential difficulties integrating OpenBet and in realizing the expected benefits of the transaction within its expected time-frames or at all; Endeavor may incur significant transaction costs and integration costs in connection with the transaction; and challenges Endeavor may face protecting and preserving the acquired intellectual property rights. These and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, as updated by Part II, Item 1A “Risk Factors” in Endeavor’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media contact:

Maura McGreevy

press@endeavorco.com